Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

16 March 2026

Linkers Industries Limited Commerce House Wickhams Cay 1 P.O. Box 3140 Road Town Tortola VG 1110 British Virgin Islands	Matter No.1013033 Doc Ref: TT/111558406 Direct line: (852) 2842 9523 Email: Teresa.Tsai@conyers.com

Dear Sir/Madam

Re: Linkers Industries Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and offering by the Company of certain ordinary units (the “Ordinary Units”) and certain pre-funded units (the “Pre-Funded Units” together with the Ordinary Units, the “Units”). Each Ordinary Unit contains one class A ordinary share of par value of US$0.00001 each of the Company (the “Share”), one series A warrant (the “Series A Warrant”) to purchase one Share and one series B warrant (the “Series B Warrant”) to purchase one Share. Each Pre-Funded Unit contains one pre-funded warrant (the “Pre-Funded Warrant”, together with the Series A Warrant and the Series B Warrant, the “Warrants”), one Series A Warrant and one Series B Warrant. The Shares to be issued by the Company upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1	the form of a securities purchase agreement in relation to the sale of the Shares and Warrants (“Securities Purchase Agreement”);

1.2	a draft of the Series A Warrant;

1.3	a draft of the Series B Warrant;

1.4	a draft of the Pre-Funded Warrant;

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS.

1.5	a copy of the Registration Statement; and

1.6	a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed:

1.7	a copy of the certificate of incorporation, the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs at 3:20 p.m. on 11 March 2026;

1.8	a copy of the written resolutions of all its directors dated 16 March 2026 (the “Resolutions”);

1.9	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs in relation to the Company and dated 11 March 2026; and

1.10	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us;

2.4	that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Company is, and will continue to be, able to pay its liabilities as they become due;

2.6	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon the issuance of any Shares to be sold by the Company pursuant to the Units, and the issuance of any Warrant Shares upon exercise of the Warrants, the Company will have sufficient class A ordinary shares in its authorised and unissued shares and will receive consideration for the full or actual issue price thereof which shall be equal to at least the then par value of the class A ordinary shares of the Company;

2.8	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Units and the Warrants, and the due execution and delivery thereof by each party thereto;

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2.9	the due execution and delivery of the Securities Purchase Agreement, the Series A Warrant, the Series B Warrant and the Pre-Funded Warrant by each of the parties thereto and the validity and binding effect under the laws of the State of New York of the Securities Purchase Agreement, the Series A Warrant, the Series B Warrant and the Pre-Funded Warrant in accordance with their respective terms;

2.10	that the issuance and sale of and payment of the Shares and the Warrant Shares will be in accordance with the terms of the Warrants and the Securities Purchase Agreement duly approved by the board of directors of the Company, and the Registration Statement;

2.11	no Warrant Share will be issued pursuant to the Warrants upon or following commencement of the winding up of the Company;

2.12	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.13	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority, or to pay any British Virgin Islands government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2	When issued and paid for as contemplated by the Registration Statement, the Prospectus and Resolutions, the Shares and the Warrant Shares to be offered and issued by the Company as contemplated by the Registration Statement will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	The statements under the caption “MATERIAL INCOME TAX CONSIDERATIONS – BVI Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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